Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 13, 2017 relating to the consolidated financial statements, financial statement schedule and effectiveness of internal control over financial reporting, which appears in Sanmina Corporation’s Annual Report on Form 10-K for the year ended September 30, 2017.

/s/ PricewaterhouseCoopers LLP

San Jose, California

November 13, 2017